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                                                                    EXHIBIT 99.1

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data below as of and for the years ended December 31, 1997 and 1998, have been derived from the Consolidated Annual Financial Statements of AEI Resources Holding, Inc., which have been audited by Arthur Andersen LLP, independent public accountants, and are included as an exhibit to the report to which these financial statements are an exhibit. The selected consolidated financial data below as of and for the years ended December 31, 1995 and 1996 have been derived from the Consolidated Annual Financial Statements of AEI Holding Company Inc., the predecessor entity to AEI Resources Holding, Inc., which have been audited by Arthur Andersen LLP, independent public accountants, and are not included elsewhere herein or in the report to which these financial statements are an exhibit. The selected Consolidated Financial data as of and for the years ended December 31, 1994 has been derived from the unaudited Consolidated Financial Statements of the Company's predecessor business and are not included elsewhere herein or in the report to which these financial statements are an exhibit. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and related notes included as exhibits to the report to which these financial statements are an exhibit.

            AEI Resources Holding, Inc. (including its predecessors)
                  (Dollars in millions, except per ton data)


                                                              For the Fiscal Year Ended December 31,
                                                    ==========================================================
                                                     1994        1995(1)         1996        1997        1998
                                                    =======    ==========      ========     =======    =======
Operating Revenues and Expenses:
Revenues                                            $ 103.1      $ 112.3       $ 123.2      $ 175.3    $  733.4
Cost of operations                                     91.5         94.5          97.1        145.2       590.9
Depreciation, depletion and
amortization                                            4.4          6.0           6.9         10.8        76.8
Selling, general and administrative                     7.0          8.6           9.1         13.9        32.5
Writedowns and special items                             --           --            --           --        16.5
                                                    =======    ==========      ========     =======     =======
Income from operations                                  0.2          3.2          10.1          5.4        16.7
Interest expense                                       (0.3)        (2.0)         (5.5)        (9.2)      (65.2)

Other income (expense),net (2)                          0.3         (0.5)          0.5          0.4         4.7
                                                    =======    ==========      ========     =======     =======
Income (loss) before income tax provision and
extraordinary item                                      0.2          0.7           5.1         (3.4)      (43.8)
Income tax provision (benefit)(3)                         -         (0.4)            -         17.5       (20.4)
                                                    =======    ==========      ========     =======     =======
Net income (loss) before extraordinary item(4)          0.2          1.1           5.1        (20.9)      (23.4)
Extraordinary loss from extinguishment of debt            -            -             -         (1.3)      (10.2)
                                                    =======    ==========      ========     =======     =======
Net Income (loss)                                   $   0.2      $   1.1       $   5.1      $ (22.2)   $  (33.6)
                                                    =======    ==========      ========     =======     =======

Other Data:
Adjusted EBITDA(S)                                  $   4.9      $   8.7       $  17.5      $  16.6    $  113.5
Cash flows from operating activities                     NA         11.1           4.8        (10.2)      (49.4)
Cash flows from investing activities                     NA        (11.0)        (12.5)       (38.3)     (655.7)
Cash flows from financing activities                     NA          0.9           7.3        131.6       664.0
Capital expenditures                                   11.5         12.6          14.1         32.2        40.9
Ratio of Adjusted EBITDA to interest expense(s)        16.3x         4.4X          3.2x         1.8X        1.7X
Ratio of total debt to Adjusted EBITDA(S)               1.1x         6.0x          3.7x        13.1x       10.7X
Ratio of earnings to fixed charges(6)                   1.0x         1.1x          1.6x          *           *

Operating Data:
Proven and probable reserves (at period end,
in million of tons)                                      NA           NA            NA          166     2,436
Coal sales (millions of tons)                           3.5          3.3           4.2          6.5        25.2
Average sales price per ton                         $ 26.61      $ 26.27       $ 24.84      $ 25.19    $   27.40
Average cost per ton sold(7)                          25.22        24.20         21.32        22.08        25.50

Balances Sheet Data (end of period):
Working capital                                     $  (2.6)     $  (5.6       $ (11.6)     $  85.1    $  (72.9)
Total assets                                        $   69.7         92.3         106.9        265.4    2,409.1
Total debt (including current portion)                  5.6         52.4          64.1        217.0     1,215.6
Stockholders' equity deficit)                          31.1         (4.7)          0.3        (18.1)      (92.7)
NA-Not available.

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(1)  The operations data for the year ended December 31, 1995 combine the audited results of operations for AEI Holding Company, Inc. (AEI Resources Holding, Inc., predecessor) for the period from January 1, 1995, through December 31, 1995, and the results of Addington Coal Operations (the predecessor to AEI Holding Company, Inc.) for the period from January 1, 1995, through November 1, 1995. The operations data for the year ended December 31, 1995 do not purport to represent what the combined results of operations of AEI Resources Holding, Inc. would have been if the predecessor businesses had actually been acquired as of January 1, 1995.

(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales and minority interest.

(3) In April 1997, Bowied Resources Limited ("Bowie") changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding Company, Inc. likewise changed from S-corporations to C-Corporations, resulting in an initial deferred tax liability of $18.0 million .

(4) Net income (loss) from continuing operations is prior to any extraordinary items.

(5) Adjusted EBITDA as presented above and as used herein consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the indenture governing the Senior Notes and Senior Subordinated Notes of AEI Resources, Inc. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expenses, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1997 and 1998 by $3.8 million and $57.9 million, respectively.

(7) Average cost per ton sold is calculated based on total coal operating cost included in cost of operations, plus depreciation costs related to mining, divided by coal sold.